Exhibit 99.1
Press Release
For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-520-8002
Benjamin Franklin Bancorp Reports Results for Second Quarter of 2007; Declares
Quarterly Dividend
FRANKLIN, MASSACHUSETTS (July 26, 2007): Benjamin Franklin Bancorp, Inc.
(the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported net income of $829,000, or $.11 per share (basic and diluted), for the quarter ended June 30, 2007. In the comparable 2006 quarter, the Company earned $1.3 million or $.16 per share (basic and diluted). For the six months ended June 30, 2007, the Company earned $1.4 million, or $.18 per share (basic and diluted) compared to $2.5 million, or $.32 per share (basic and diluted) in the comparable 2006 period.
The Company also today announced that its Board of Directors declared a quarterly cash dividend of $.06 per common share. This dividend will be payable on August 24, 2007 to stockholders of record as of August 10, 2007.
Thomas R. Venables, President and CEO, noted: “Over the past year we’ve put in place a number of strategies to promote profitable growth and to address the highly unfavorable interest rate environment. We are encouraged by improvement in our net interest margin over the past six months, a direct result of our continued focus on our commercial business lines and on core deposit growth.”
The Bank has continued to generate strong growth in commercial loans, which have increased by $32.8 million or 10.0% since December 31, 2006. Growth was achieved in both commercial real estate and commercial business loans, which increased by 12.0% and 19.7%, respectively, during this period. Construction lending declined slightly, by 1.1%. Residential mortgage loans outstanding (excluding loans held for sale) decreased by $12.2 million or 5.8% during the first six months of 2007. Most new residential loan originations are fixed rate loans, which the Company sells in the secondary market.
Core deposit accounts also experienced strong growth during the first six months of 2007, increasing by $36.6 million or 11.3%. This growth was primarily the result of increased commercial cash management offerings and associated sales efforts, as well as to the introduction of new retail deposit products. Total deposit growth was offset by a $34.9 million decrease in time deposits during the period, as the Bank cut back its premium-rate promotional certificate offerings.

Non-performing assets as a percentage of total assets stood at .40% at June 30, 2007. The provision for loan losses in the second quarter of 2007 was a credit of $24,000, due to a change made in the Company’s method of calculating reserves for loan commitments and the undrawn portions of lines of credit. The Company re-analyzed the risk characteristics of these various ‘unfunded’ exposures, and determined that it would be appropriate to reduce reserves by $260,000 for this category. Without that adjustment, the provision for the second quarter of 2007 would have been $236,000. The allowance for loan losses as a percent of loans was .98% at June 30, 2007, compared to .99% at December 31, 2006.
The Company’s quarterly net interest margin (“NIM”) of 3.08% was little changed from the NIM of 3.06% for the second quarter of 2006. However, second quarter 2007 NIM improved from the 2.96% produced in the first quarter of 2007 and the 2.80% earned in the fourth quarter of 2006. The rebound in the Company’s NIM is primarily the result of steps taken in late 2006/early 2007, including the sale of low-rate residential mortgages and the six-branch sale/leaseback transaction. Reductions in higher-cost certificate accounts and FHLBB borrowings, increases in core deposit funding and increases in higher-yielding commercial loans also contributed to the widening of the NIM.
The Company’s operating expenses increased by $1.3 million or 24.0% in the second quarter of 2007, compared to the second quarter of 2006. The major components of this increase are:
1.	An increase of $1.1 million in salaries and benefits. Forty-four percent of this increase is due to the cost of stock incentive and retirement plans. Stock incentive awards were made for the first time in July, 2006, and an accelerated method is being used to recognize a significant portion of this expense. Further, the Company reduced its staff by 8% in June (half of which was reductions related to its ATM cash management unit – see below), and recorded $148,000 in severance costs related to staff reductions. The remainder of the increase is due primarily to increases in commercial and retail business development staff, including two new branch locations.

2.	An increase of $194,000 in occupancy costs, due primarily to the sale/leaseback transaction and two new branch locations.
Expenses associated with new branch openings and other business development initiatives will continue to adversely affect the Company’s profits in 2007, since many of these require more than one year to achieve breakeven.
As noted in the Company’s last quarterly report on Form 10-Q, on May 1, 2007 the Bank and its subsidiary, Creative Strategic Solutions, Inc. (“CSSI”), entered into an agreement to sell certain of CSSI’s assets (principally its customer list and rights and obligations under its customer contracts) to another bank with an ATM servicing division. As part of this transaction, the Bank retained the right to continue to supply ATM cash to its former customers, for a minimum of 30 months. The Company will continue to earn fees for providing cash to former CSSI customers, but those fees will be lower, since the Company will no longer be providing full administrative and operational service for these customers. As of May 1, 2007, the rate on cash provided declined to 6.76% from 8.30%, the approximate rate earned in the 6 months prior to the sale. Operating expenses associated with providing cash to ATM owners remained at normalized levels through late June, 2007, as CSSI continued to provide administrative services to these customers during a transitional period, but will decline significantly beginning in the third quarter of 2007.
Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

Cash and due from banks	$14,484	$16,115
Cash supplied to ATM customers	46,630	39,732
Short-term investments	10,461	16,748

Total cash and cash equivalents	71,575	72,595

Securities available for sale, at fair value	152,033	126,982
Securities held to maturity, at amortized cost	27	31
Restricted equity securities, at cost	11,184	10,951

Total securities	163,244	137,964

Loans
Residential real estate	199,923	212,131
Commercial real estate	259,225	231,372
Construction	68,090	68,877
Commercial business	34,566	28,871
Consumer	40,114	39,656
Net deferred loan costs	897	913

Total loans, gross	602,815	581,820
Allowance for loan losses	(5,887)	(5,781)

Loans, net	596,928	576,039
Loans held for sale, net	—	63,730
Premises and equipment, net	5,429	5,202
Accrued interest receivable	3,499	3,480
Bank-owned life insurance	10,493	10,298
Goodwill	33,763	33,763
Other intangible assets	2,827	3,069
Other assets	8,442	7,538

	$896,200	$913,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Regular savings accounts	$82,353	$81,569
Money market accounts	108,484	93,988
NOW accounts	48,794	28,606
Demand deposit accounts	122,102	120,966
Time deposit accounts	273,154	308,050

Total deposits	634,887	633,179

Short-term borrowings	3,000	10,000
Long-term debt	138,884	148,969
Deferred gain on sale of premises	3,657	3,783
Other liabilities	8,404	8,342

Total liabilities	788,832	804,273

Common stock, no par value; 75,000,000 shares authorized; 8,304,287 shares issued and 8,085,952 shares outstanding at June 30, 2007; 8,468,137 shares issued and 8,249,802 shares outstanding at December 31, 2006	—	—
Additional paid-in capital	80,900	82,909
Retained earnings	37,210	36,634
Unearned compensation	(7,516)	(7,938)
Accumulated other comprehensive loss	(3,226)	(2,200)

Total stockholders’ equity	107,368	109,405

	$896,200	$913,678

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans, including fees	$9,712	$9,236	$19,418	$18,078
Debt securities	1,953	1,377	3,639	2,639
Dividends	165	23	331	143
Short-term investments	222	186	503	402

Total interest and dividend income	12,052	10,822	23,891	21,262

Interest expense:
Interest on deposits	4,308	3,535	8,464	6,637
Interest on borrowings	1,692	1,373	3,549	2,799

Total interest expense	6,000	4,908	12,013	9,436

Net interest income	6,052	5,914	11,878	11,826

Provision (credit) for loan losses	(24)	122	146	128

Net interest income, after provision for loan losses	6,076	5,792	11,732	11,698

Other income:
ATM servicing fees	622	752	1,319	1,377
Deposit service fees	369	341	709	670
Loan servicing fees	141	155	472	277
Gain on sale of loans, net	193	73	296	138
Security impairment writedown	—	(35)	—	(35)
Gain on sale of bank-owned premises, net	63	—	313	—
Gain on sale of CSSI customer list	100	—	100	—
Income from bank-owned life insurance	99	85	196	150
Miscellaneous	206	206	360	410

Total other income	1,793	1,577	3,765	2,987

Operating expenses:
Salaries and employee benefits	3,829	2,725	7,442	5,446
Occupancy and equipment	836	642	1,744	1,308
Data processing	598	452	1,202	900
Professional fees	235	355	472	733
Marketing and advertising	201	148	329	310
Amortization of intangible assets	205	277	422	578
Other general and administrative	775	786	1,867	1,441

Total operating expenses	6,679	5,385	13,478	10,716

Income before income taxes	1,190	1,984	2,019	3,969
Provision for income taxes	361	724	599	1,441

Net income	$829	$1,260	$1,420	$2,528

Weighted-average shares outstanding:
Basic	7,663,634	8,030,629	7,739,036	8,028,636
Diluted	7,699,363	8,030,629	7,768,666	8,028,636

Earnings per share:
Basic	$0.11	$0.16	$0.18	$0.32
Diluted	$0.11	$0.16	$0.18	$0.32

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands, except share and per share data)

	At or For the Three Months		At or For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Financial Highlights:
Net interest income	$6,052	$5,914	$11,878	$11,826
Net income	$829	$1,260	$1,420	$2,528
Weighted average shares outstanding:
Basic	7,663,634	8,030,629	7,739,036	8,028,636
Diluted	7,699,363	8,030,629	7,768,666	8,028,636
Earnings per share:
Basic	$0.11	$0.16	$0.18	$0.32
Diluted	$0.11	$0.16	$0.18	$0.32
Shareholders’ equity — end of period	$107,368	$109,265
Book value per share — end of period	$13.28	$13.24
Tangible book value per share — end of period	$8.75	$8.96

Ratios and Other Information:
Return on average assets	0.37%	0.57%	0.32%	0.58%
Return on average equity	3.05%	4.64%	2.61%	4.69%
Net interest rate spread (1)	2.43%	2.49%	2.36%	2.54%
Net interest margin (2)	3.08%	3.06%	3.02%	3.10%
Efficiency ratio (3)	83.59%	67.88%	85.02%	68.29%
Non-interest expense to average total assets	2.99%	2.43%	3.01%	2.44%
Average interest-earning assets to average interest-bearing liabilities	120.19%	120.66%	120.08%	120.44%

At period end:
Non-performing assets to total assets	0.40%	0.01%
Non-performing loans to total loans	0.60%	0.02%
Allowance for loan losses to total loans	0.98%	0.92%

Equity to total assets	11.98%	12.18%
Tier 1 leverage capital ratio	9.63%	9.89%
Total risk-based capital ratio	14.07%	15.05%

Number of full service offices	10	9

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense minus expenses related to the amortization of intangible assets, divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding nonrecurring net gains (losses) on sale of bank assets).

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands) (Unaudited)

	Three Months Ended June 30,
	2007			2006
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$604,459	$9,712	6.38%	$620,986	$9,236	5.91%
Securities	169,543	2,118	5.00%	139,739	1,400	3.94%
Short-term investments	12,891	222	6.81%	15,504	186	4.75%

Total interest-earning assets	786,893	12,052	6.09%	776,229	10,822	5.54%
Non-interest-earning assets	109,495			113,054

Total assets	$896,388			$889,283

Interest-bearing liabilities:
Savings accounts	$83,086	103	0.50%	$94,810	121	0.51%
Money market accounts	108,825	748	2.76%	116,061	716	2.47%
NOW accounts	38,269	217	2.27%	28,250	10	0.15%
Certificates of deposit	284,314	3,240	4.57%	277,996	2,688	3.88%

Total deposits	514,494	4,308	3.36%	517,117	3,535	2.74%
Borrowings	140,225	1,692	4.77%	126,214	1,373	4.30%

Total interest-bearing liabilities	654,719	6,000	3.66%	643,331	4,908	3.05%
Non-interest bearing liabilities	132,490			136,999

Total liabilities	787,209			780,330
Equity	109,179			108,953

Total liabilities and equity	$896,388			$889,283

Net interest income		$6,052			$5,914

Net interest rate spread (2)			2.43%			2.49%
Net interest-earning assets (3)	$132,174			$132,898

Net interest margin (4)			3.08%			3.06%
Average interest-earning assets to interest-bearing liabilities			120.19%			120.66%

(1)	Yields and rates for the three months ended June 30, 2007 and 2006 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2007			2006
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$615,099	$19,418	6.30%	$613,788	$18,078	5.88%
Securities	160,220	3,970	4.96%	138,280	2,782	4.03%
Short-term investments	17,600	503	5.69%	17,589	402	4.55%

Total interest-earning assets	792,919	23,891	6.01%	769,657	21,262	5.51%
Non-interest-earning assets	109,016			114,487

Total assets	$901,935			$884,144

Interest-bearing liabilities:
Savings deposits	$83,315	205	0.50%	$95,712	239	0.50%
Money market accounts	103,693	1,368	2.66%	107,372	1,226	2.30%
NOW accounts	33,390	307	1.86%	27,706	20	0.15%
Certificates of deposit	290,765	6,585	4.57%	276,957	5,152	3.75%

Total deposits	511,163	8,465	3.34%	507,747	6,637	2.64%
Borrowings	149,136	3,548	4.73%	131,314	2,799	4.24%

Total interest-bearing liabilities	660,299	12,013	3.65%	639,061	9,436	2.97%
Non-interest bearing liabilities	132,130			136,372

Total liabilities	792,429			775,433
Equity	109,506			108,711

Total liabilities and equity	$901,935			$884,144

Net interest income		$11,878			$11,826

Net interest rate spread (2)			2.36%			2.54%
Net interest-earning assets (3)	$132,620			$130,596

Net interest margin (4)			3.02%			3.10%
Average interest-earning assets to interest-bearing liabilities			120.08%			120.44%

(1)	Yields and rates for the six months ended June 30, 2007 and 2006 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Efficiency ratio based on GAAP numbers	85.14%	71.89%	86.16%	72.35%
Effect of amortization of intangible assets	(2.65)	(3.68)	(2.75)	(3.89)
Effect of net gain/(loss/write-down) on non-recurring sales of bank assets	1.10	(0.33)	1.61	(0.17)

Efficiency ratio — Reported	83.59%	67.88%	85.02%	68.29%